                                                                EXHIBIT 99.16(a)

                OHIO MUNICIPAL BOND FUND CLASS A (MAY 31, 1992)
                       AVERAGE ANNUAL AND TOTAL RETURNS

                                                                                Since
                                                                              Inception         Since
                                                                                 Avg.         Inception
                                                                                Annual          Total
                                                                                Return          Return*
                                                                              ---------       ---------
Initial Investment........................................................    $1,000.00       $1,000.00
Divided by Max. Offer. Price..............................................        10.42
                                                                              ---------
Divided by Net Asset Value................................................                        10.00
                                                                                              ---------
Equals Shares Purchased...................................................        95.97          100.00
Plus Shares Acquired through Dividend Reinvestment........................         1.45            1.48
                                                                              ---------       ---------
Equals Shares Held at 5/31/92.............................................        97.42          101.48
Multiplied by Net Asset Value at 5/31/92..................................        10.14           10.14
                                                                              ---------       ---------
Equals Ending Redeemable Value at $1,000 Investment (ERV) at 5/31/92......       987.80        1,029.00
Divided by $1,000 (P).....................................................       0.9878          1.0290
Subtract I................................................................      -0.0122          0.0290
Expressed as a percentage equals the Aggregate Total Return for the Period
  (T).....................................................................       -1.22%
                                                                              =========
Expressed as a percentage equals the Aggregate Total Return for the Period                         2.90%
                                                                                              =========
ERV divided by P..........................................................        .9878
Raise to the power of.....................................................       3.9683
Equals....................................................................        .9530
Subtract 1................................................................       -.0470
Expressed as a percentage equals the Average Annualized Total Return......        -4.70%
                                                                              =========

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*  Does not include sales charge for the period.
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                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                              ENDING MAY 31, 1992
                      OHIO MUNICIPAL BOND FUND - CLASS A

Long term income generally based on yield to maturity times market
   value of each security.........................................    $   16,748.86
Plus short term income accrued for the past thirty days...........           365.89
                                                                      -------------
Equals Total Income...............................................        17,114.75
Less expenses for the past thirty days............................           141.92
                                                                      -------------
Equals net monthly income for yield calculation...................        16,972.83
                                                                      -------------
Average shares outstanding for 30 days............................       318,997.73
Times the Net Asset Value.........................................            10.56
                                                                      -------------
Equals total dollars..............................................    $3,368,616.03
                                                                      =============
Net monthly income divided by total dollars equals................          .005039
                                                                      -------------
Add 1.............................................................         1.005039
                                                                      -------------
Raise to the power of 6...........................................         1.030617
                                                                      -------------
Subtract 1........................................................         0.030617
                                                                      -------------
Times 2...........................................................         0.061234
                                                                      -------------
Expressed as a percentage equals the standardized yield for the 30
  day period......................................................             6.12%*
                                                                               ====
Tax Rate..........................................................               28%
x = 1 minus Tax Rate..............................................               72%
Standard Yield divided by x equals Tax Equivalent Yield for 30 day
  period..........................................................             8.50%*
                                                                               ====

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* The SEC standardized 30 day yield for Ohio Municipal Bond - Class A would be
  4.86% without voluntary reimbursement. The tax equivalent yield would be 6.75%.